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Exhibit 5.1

March 14, 2025

Dogwood Therapeutics, Inc.

44 Milton Avenue

Alpharetta, GA 30009

Re:	Exhibit 5.1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Dogwood Therapeutics, Inc., a Delaware corporation (the “Corporation”), in connection with the offering and sale 578,950 shares of common stock, par value $0.0001 per share (the “Shares”) of the Corporation pursuant to the Registration Statement on Form S-3 (File No. 333-263700) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included within the Registration Statement dated April 28, 2022 (the “Base Prospectus”), and the prospectus supplement dated March 14, 2025, and filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

a.the Registration Statement and the Prospectus, and the exhibits filed in connection therewith or incorporated by reference therein;

b.the Securities Purchase Agreement, dated March 12, 2025 by and between the Corporation and the purchasers set forth on the signature pages thereto (the “Purchase Agreement”);

c.the Certificate of Incorporation of the Corporation, as amended, as certified by an officer of the Corporation;

d.the Amended and Restated Bylaws of the Corporation, as certified by an officer of the Corporation; and

e.resolutions of the Board of Directors of the Corporation, as attested to by an officer of the Corporation.

Dogwood Therapeutics, Inc.

March 14, 2025

We have also examined such other certificates of public officials, such certificates of executive officers of the Corporation and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Corporation on which we have relied are complete in all material respects. As to all questions of fact material to the opinion expressed herein, we have relied solely upon the above-referenced certificates or comparable documents and upon the representations and warranties contained in the Purchase Agreement and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Purchase Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Corporation’s Current Report on Form 8-K filed with the Commission for incorporation by reference into the Registration Statement and to any and all references to our firm in the Prospectus. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP